UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          January 3, 2005

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 3, 2005, Cerner Corporation (the “Company”), through its wholly-owned subsidiary, Cerner Physician Practice, Inc., a Delaware corporation, completed the purchase of assets, pursuant to the terms of the Asset Purchase Agreement by and between the Company and VitalWorks Inc. (“Seller”) dated November 15, 2004 (the “Purchase Agreement”), of: (a) Seller’s medical business, consisting of delivering and supporting physician practice management, electronic medical record, electronic data interchange and emergency department information solutions and related products and services to physician practices, hospital emergency departments, management service organizations and other related entities (which does not include radiology practices markets, hospital operations outside the emergency department, including radiology departments, ambulatory imaging centers and specialty practices that deal with medical images), and (b) Seller’s anesthesiology business, (collectively, the “Business”).

The Company paid Seller cash consideration of $100 million for the sale of the acquired assets constituting the Business.

The above description is qualified in its entirety by reference to the Purchase Agreement, which was filed by the Company on November 19, 2004 on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

In connection with the cash payment of $100 million on January 3, 2005 disclosed above, on January 4, 2005, the Company gave notice to U.S. Bank National Association of its desire to draw down approximately $35 million from its existing $90 million unsecured revolving credit facility with U.S. Bank National Association. The $35 million is expected to be transferred to the Company on January 10, 2005. All $35 million will supplement the Company’s cash reserves which were reduced by $100 million on January 3, 2005 to fund the acquisition of assets described above. Following this draw, approximately $35 million is currently outstanding under the credit facility. Borrowings under the credit facility bear interest at a rate based on prime or LIBOR plus 2%, at the Company’s option. The interest rate may be reduced by up to 1.15% if certain net worth ratios are maintained. Presently, the Company is entitled to pay LIBOR plus .85%. Under the terms of the credit facility, the Company is required to pay monthly payments of interest only. The revolving line of credit matures on May 31, 2007. The Company has approximately $55 million in remaining capacity under the $90 million credit facility.

Item 9.01 Financial Statements and Exhibits.

     b) Pro Forma Financial Information

Since is it impracticable to provide the required financial statements for the acquired assets described above at the time of this filing, and no pro forma financial statements (audited or unaudited) are available at this time the Company hereby confirms that it intends to file the required pro forma financial statements on or before March 21, 2005 in the Company’s Annual Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: January 7, 2005	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President
and Chief Financial Officer